Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto), Class A Ordinary Shares, par value $0.0001 per share, of NorthStrive Acquisition Corp I., a company organized in the Cayman Islands, and that this Joint Filing Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHERE OF, the undersigned hereby execute this Agreement as of September 29, 2026.

PMGC Holdings Inc.

9/29/2026
Date

/s/ Graydon Bensler
Signature

Graydon Bensler/Chief Executive Officer
Name/Title

NorthStrive Sponsor I LLC

9/29/2026
Date

/s/ Georgiy Kovalyov
Signature

Georgiy Kovalyov/Manager
Name/Title

Georgiy Kovalyov

9/29/2026
Date

/s/ Georgiy Kovalyov
Signature

Georgiy Kovalyov
Name/Title